UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2020

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8352
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K of FutureFuel Corp. furnished to the Securities and Exchange Commission on March 23, 2020 (the “Original Report”) and is being furnished in order to amend Item 8.01 of the Original Report to disclose the deferral of the ex-dividend date on the Special Dividend (as defined below). This Form 8-K/A should be read in conjunction with the Original Report.

Item 8.01 – Other Events

On March 24, 2020, FutureFuel Corp. (NYSE: FF) (“FutureFuel”) issued a press release announcing the deferral of the ex-dividend date on the special cash dividend of U.S. $3.00 per share on its common stock that FutureFuel declared on March 23, 2020 (the “Special Dividend”).

Due to the size of the Special Dividend, the ex-date for the Special Dividend has been deferred until April 20, 2020 (i.e., the first business day after the payment date of the Special Dividend). If a person sells our stock before the ex-date, the Special Dividend associated with such stock sale will travel with the sale to the buyer. Alternatively, if a person buys our stock before the ex-date, the Special Dividend associated with such stock purchase will travel with the purchase to the buyer.

A copy of the press release is furnished as Exhibit 99.1 to this report.

A copy of the press release dated March 23, 2020 regarding the announcement of the Special Dividend is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) EXHIBITS

99.1	Press Release of FutureFuel Corp. dated March 24, 2020

99.2	Press Release of FutureFuel Corp. dated March 23, 2020 (incorporated by reference to Exhibit 99.1 to Form 8-K furnished March 23, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Jordan A. Federko
Jordan A. Federko, Secretary

Date: March 24, 2020